Exhibit 99.2

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG CORP. ANNOUNCES RESULTS OF TENDER OFFER AND CONSENT SOLICITATION RELATING TO ITS 5.625% SENIOR NOTES DUE 2020

NASHVILLE, Tenn. - (December 1, 2016) - AMSURG Corp. (NASDAQ: AMSG) (“AMSURG” or the “Company”) announced today that it has received the requisite consents to amend certain terms of the Indenture, dated November 20, 2012 (the “Indenture”), which governs its 5.625% senior notes due 2020 (the “Notes”), in connection with its previously announced Tender Offer and Consent Solicitation (each as defined below). The amendments, among other things, amend the Indenture to remove substantially all of the restrictive covenants and certain events of default contained in the Indenture.

As previously announced, on November 10, 2016, the Company commenced a tender offer to purchase for cash any and all of its outstanding $250,000,000 aggregate principal amount of Notes (the “Tender Offer”). In connection with the Tender Offer, the Company also solicited the consent of the holders of the Notes to the amendments described above (the “Consent Solicitation”).

The terms and conditions of the Tender Offer and Consent Solicitation are described in greater detail in the Offer to Purchase and Consent Solicitation Statement, dated November 10, 2016, and the related Consent and Letter of Transmittal (collectively, the “Offer to Purchase and Consent Solicitation Materials”).

The early deadline for holders to validly tender their Notes and thereby deliver their consents occurred at 5:00 p.m. Eastern time on Monday, November 28, 2016 (the “Consent Payment Deadline”). Notes previously tendered and Notes that are tendered after the Consent Payment Deadline may not be withdrawn, except as required by law. The Tender Offer and Consent Solicitation is scheduled to expire at midnight, Eastern time, on Monday, December 12, 2016, unless extended or earlier terminated by the Company (the “Expiration Time”).

As of the Consent Payment Deadline, the Company has been advised by D.F. King & Co., Inc., as tender agent and information agent for the Tender Offer and Consent Solicitation, that the Notes were validly tendered and not withdrawn, and consents were delivered and not revoked, with respect to approximately 95.07% of the outstanding $250,000,000 aggregate principal amount of Notes. As a result, the requisite consent of noteholders was obtained, and the Company and U.S. Bank National Association, as trustee under the Indenture, entered into a supplemental indenture implementing the amendments to the Indenture.

Subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Materials, the Company today accepted for purchase all Notes validly tendered and not withdrawn prior to the Consent Payment Deadline and intends to accept for purchase all Notes tendered after the Consent Payment Deadline and prior to the Expiration Time. The Company currently intends to satisfy and discharge the Indenture and redeem any Notes not tendered by the Expiration Time (or any Notes validly withdrawn prior to the Consent Payment Deadline) in connection with the Tender Offer in accordance with the Indenture in connection with the consummation of the Company’s previously announced merger with Envision Healthcare Holdings, Inc., but nothing in this press release should be construed as a notice of redemption with respect to the Notes.

-MORE-

AMSURG Corp. Announces Results of Tender Offer and Consent Solicitation
Relating to Its 5.625% Senior Notes Due 2020

December 1, 2016

The Company has retained Barclays Capital Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc., Deutsche Bank Securities, Inc., BMO Capital Markets Corp. and RBC Capital Markets, LLC to act as joint dealer managers and solicitation agents for the Tender Offer and Consent Solicitation. D.F. King & Co., Inc. is acting as the Information Agent and the Depositary for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation should be directed to Barclays Capital, Inc. at (212) 528-7581 (collect) or (800) 438-3242 (toll-free) or J.P. Morgan Securities LLC at (212) 834-2494 (collect) or (866) 834-4666 (toll-free). Requests for documentation should be directed to D.F. King & Co., Inc. at (800) 283-3192 (toll-free) or amsurg@dfking.com.

This press release is not an offer to buy and does not constitute a solicitation of consents of holders of the Notes and shall not be deemed an offer to buy or a solicitation of consents with respect to any other securities of the Company. The Tender Offer and Consent Solicitation will be made solely by the Offer to Purchase and Consent Solicitation Materials. All statements herein regarding the terms of the Tender Offer and Consent Solicitation, the amendments, the supplemental indenture and the Indenture are qualified in their entirety by reference to the text of the Offer to Purchase and Consent Solicitation Materials, the supplemental indenture and the Indenture. The completion of the Tender Offer and the Consent Solicitation is subject to a number of conditions. No assurance can be given that any such Tender Offer and Consent Solicitation can or will be completed on terms that are acceptable to the Company, or at all.

Forward-Looking Statements

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Envision’s and AMSURG’s objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that Envision and AMSURG intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by Envision’s and AMSURG’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and Envision and AMSURG undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that Envision and AMSURG have filed with the SEC; (ii) general economic, market, or business conditions; (iii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) changes in governmental reimbursement programs; (v) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (vi) the loss of existing contracts; (vii) risks associated with the ability to consummate the business combination between Envision and AMSURG and the timing of the closing of the business combination; (viii) the ability to successfully integrate Envision’s and AMSURG’s operations and employees; (ix) the ability to realize anticipated benefits and synergies of the business combination; (x) the potential impact of announcement of the business combination or consummation of the transaction on relationships, including with employees, customers and competitors; and (xi) other circumstances beyond Envision’s and AMSURG’s control. Refer to the section entitled “Risk Factors” in Envision’s and AMSURG’s recent filings with the SEC, including their annual, quarterly and current reports for a discussion of important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements.

-END-